Exhibit 10.1

FIRST AMENDMENT TO FINANCIAL ADVISORY AGREEMENT

FIRST AMENDMENT, dated as of December 15, 2007, to Financial Advisory Agreement dated as of October 15, 2007 (the “Principal Agreement”), by and between Ascendia Brands, Inc., with principal offices at 100 American Metro Boulevard, Suite 108, Hamilton, NJ 08619 and Carl Marks Advisory Group LLC and Carl Marks Securities LLC, a registered securities broker, each with principal offices at 900 Third Avenue, New York NY 10022.

WHEREAS “Phase I” of the Principal Agreement (as defined in Section 2 thereof) terminates by its terms on December 15, 2007; and

WHEREAS the Parties wish to extend Phase I by a period of sixty (60) days;

NOW, THEREFORE, it is hereby agreed as follows:

1. Amendment of Principal Agreement: Section 2 (“Scope”) of the Principal Agreement is hereby amended by inserting the words “February 13” in lieu of the words “December 15” in the parenthetical definitions following the captions “Phase I” and “Phase II”.

2. Remaining Provisions: Except as set forth in Section 1 hereof, all provisions of the Principal Agreement shall remain in full force and effect in accordance with their terms.

3. Governing Law: This agreement shall be governed by and construed in accordance with the laws of the state of New York.

IN WITNESS WHEROF, the parties have caused this agreement to be executed as of the date first above written.

ASCENDIA BRANDS, INC.

By:	/s/ Andrew Sheldrick
Andrew Sheldrick
General Counsel

CARL MARKS ADVISOY GROUP LLC

By:	/s/ Mark L. Claster
Mark L. Claster
Partner